Exhibit 3.1 (ii)

COATES INTERNATIONAL, LTD.
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

COATES INTERNATIONAL LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation (a) to increase its authorized shares of Common Stock, $.O0I par valve from 20,000,000 shares to 200,000,000 shares; (b) to change par valve of the Common Stock from $.001 per share to $ .0001 per share; (c) to automatically convert all shares of Series A Preferred Stock outstanding on the date of filing of a certificate of amendment of its restated certificate of incorporation with the Delaware Secretary of State into shares of Common Stock, on the basis of ten (10) shares of Common Stock for each share of Series A Preferred Stock; and (d) to modify certain terms of the authorized shares of Series A Preferred Stock. The resolutions setting forth the proposed amendment and providing for the said conversion are as follows:

RESOLVED, that article FOURTH of this Corporation's Restated Certificate of Incorporation be and is hereby amended to read in its entirely as follows:

"FOURTH"; (a) The aggregate number of shares which the Corporation shall have authority to issue is two hundred and fourteen million (214,000,000) shares, to consist of two hundred

COATES INTERNATIONAL, LTD
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

COATES INTERNATIONAL, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: By Unanimous Written Consent of the Board of Directors of the Corporation, dated August 15, 2001, pursuant to Section 141 of the Delaware General Corporation Law, resolutions were duly adopted approving a proposed amendment to the Certificate of Incorporation of said Corporation to increase its authorized shares of Common Stock, $.0001 par value, from 200,000,000 common shares to 1,000,000,000 common shares.

SECOND: that said amendment to the Corporation's Certificate of Incorporation was duly adopted by Stockholder Consent, dated August 14, 2001, in accordance with the provisions of Section 228, including subsection (d), and in compliance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Coates International, Ltd. has caused this Certificate to be signed by George J. Coates, its President and attested by Richard W. Evans, its Secretary, this day_of August, 2001.

COATES INTERNATIONAL, LTD.

By:	/s/ George J. Coates
George J. Coates, President

(Corporate Seal)

ATTENT:

/s/ Richard Evans
Richard Evans, Secretary

UNANIMOUS WRITTEN CONSENT
IN LIEU OF MEETING
OF
BOARD OF DIRECTORS
OF
COATES INTERNATIONAL, LTD.

The undersigned, being the entire Board of Directors of Coates International, Ltd. (the "Corporation") acting pursuant to Section 141 of the General Corporation Law of the State of Delaware, hereby consent to and adopt the following preamble and resolutions in lieu of a meeting:

PREAMBLE:

WHEREAS, the Corporation has the power to authorize the issuance of up to 200,000,000 shares of its common stock $0.0001 par value, per share, pursuant to its Certificate of Incorporation and amendments thereto, and;

WHEREAS, the Board of Directors has received a certain Stockholder Consent, dated August 14, 2001, signed by George J. Coates, the Founder, President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation who is the beneficial owner of in excess of 77% of all of the common shares outstanding as of the date hereof, pursuant to which such majority Corporation stockholder has adopted a certain Certificate of Amendment to the Corporation's Certificate of Incorporation, increasing the number of authorized common shares that may be issued from the current 200,000,000 to 1,000,000,000 common shares pursuant to Section 228 of the Delaware General Corporation Law, and;

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders that it adopt appropriate resolutions, increasing the authorized number of common shares that the Corporation may issue from the current amount of 200,000,000 to 1,000,000,000.

NOW, THEREFORE, the undersigned, being all of the directors of the Board of Directors - of the Corporation do hereby adopt the following resolutions pursuant to Section 141 of the Delaware General Corporation Law:

RESOLVED, that the Board of Directors hereby approves an amendment to the Corporation's Certificate of Incorporation and amendments thereto, increasing the number of common shares the Corporation has the authority to issue from its content number of 200,000,000 common to 1,000,000,000 common shares with the par value of $.0001 per are remaining the same; and it is hereby further

RESOLVED, that the proper officers of the Corporation are authorized to send a Notice to Non-Consenting Stockholders, a copy of which is attached hereto, to all stockholders of the Corporation by first class mail at their record addresses pursuant to Section 228(d) of the Delaware General Corporation Law; and it is hereby fiuther

COATES INTERNATIONAL, LTD
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

COATES INTERNATIONAL, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delawme (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: By Unanimous Written Consent of the Board of Directors of the Corporation, dated August 15, 2001, pursuant Section 141 of the Delaware General Corporation Law, resolutions were duly adopted approving a proposed amendment to the Certificate of Incorporation of said Corporation to increase its authorized shares of Common Stock, $.0001 par value, from 200,000,000 common shares to 1,000,000,000 common shares.

SECOND: that said amendment to the Corporation's Certificate of Incorporation was duly adopted by Stockholder Consent, dated August 14, 2001, in accordance with the provisions of Section 228, including subsection (d), and in compliance with Section 242 of the General Corporation Law of the State of Delaware.

WITNESS WHEREOF, Coates International, Ltd. has caused this Certificate to be signed by George J. Coates, its President and attested by Richard W. Evans, its Secretary, this ___ day of August, 2001.

COATES INTERNATIONAL, LTD.

By:	/s/ George J. Coates
George J. Coates, President

(Corporate Seal)

ATTENT:

/s/ Richard Evans
Richard Evans, Secretary

COATES INTERNATIONAL LTD.

STOCKHOLDER CONSENT PURSUANT TO .
SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

The undersigned, George J. Coates, the beneficial and record owner of in excess of 77% of the outstanding shares of Common Stock (the "Common Stock") of Coates International, Ltd., a Delaware corporation (the "Corporation"), in accordance with Section 228 of the Delaware General Corporation law, does hereby consent to, approve and adopt the following resolutions and does hereby consent to the taking by the Corporation of the actions contemplated which shall amend its Certificate of Incorporation in the manner and at the time herein provided:

RESOLVED that for proper corporate purposes, this Corporation amend its Certificate of Incorporation to increase its authorized shares of Common Stock, $.0001 par value per share, from 200,0.00,000 common shares to 1,000,000,000 common shares, $.0001 par value per share, and be it her

RESOLVED that the proper officers of this Corporation, be and they hereby are authorized, empowered and directed, after obtaining the required Unanimous Written Consent of the Corporation's Board of Directors, adopting the foregoing resolutions amending the Corporation's Certificate of Incorporation as set forth above, to execute the proposed amendment to the Certificate of Incorporation, a copy of which is attached hereto, and any required documents in support thereof, including the sending of the Notice to Non-Consenting Stockholders in accordance with Section 228(d) of the Delaware General Corporation Law, and to take all such actions as they deem necessary or desirable in order to effectuate the foregoing.

Dated: August 14, 2001	By:	/s/ George J. Coates
George J. Coates (Stockholder)

Coates stockholder consent 08-13-01

RESOLVED, that upon the completion of the mailing of the above mentioned Notice to Non. Consenting Stockholders to all stockholders of record, the proper officers of the Corporation are authorized to execute the Certificate of Amendment to the Corporation's Certificate of Incorporation in the form attached hereto and to file same with the Secretary of State, State of Delaware as soon as practicable thereafter.

COATES INTERNATIONAL, LTD.

Dated: August 15, 2001	By:	/s/ George J. Coates
George J. Coates, Director

By:	/s/ Richard W. Evans
Richard W. Evans, Director

By:	/s/ Michael J. Suchar
Michael J. Suchar, Director

Coates Resolution re Increase of Authorized CS